                                  EXHIBIT 25A

                                                                     EXHIBIT 25A
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)  / /

                            AMSOUTH BANK OF ALABAMA
              (Exact name of trustee as specified in its charter)

                   ALABAMA                                      63-0073530
           (State of incorporation                           (I.R.S. employer
         if not a U.S. national bank)                      identification no.)

           1900 FIFTH AVENUE NORTH
             BIRMINGHAM, ALABAMA                                  35203
   (Address of principal executive offices)                     (Zip Code)

                                JAMES D. PRUETT
                            AMSOUTH BANK OF ALABAMA
                                 LAW DEPARTMENT
                                 P.O. BOX 11007
                           BIRMINGHAM, ALABAMA 35288
                                 (205) 326-7607
           (Name, address and telephone number of agent for service)

                            ------------------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (Exact name of obligor as specified in its charter)

                   GEORGIA                                      58-0436120
       (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                     identification no.)
         675 WEST PEACHTREE ST., N.E.
               ATLANTA, GEORGIA                                   30375
   (Address of principal executive offices)                     (Zip Code)

                            ------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

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

ITEM 1.  GENERAL INFORMATION.

     (a) Name and address of each examining or supervising authority to which it is subject.

        State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130

        Federal Reserve Bank, Atlanta, Georgia 30303

        Federal Deposit Insurance Corporation, Washington, D.C. 20429

     (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

     None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

     Not applicable.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not applicable.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not applicable.

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
     OFFICIALS.

     Not applicable.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not and has not been any such default.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          There has not been any such default.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

     Not applicable.

ITEM 16.  LIST OF EXHIBITS.

     The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

          1. A copy of the articles of incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-89756).

          2. A copy of the certificate of authority of the trustee to commence business and to exercise trust powers. (Exhibit 2 to Form T-1, Registration No. 33-89756).

          3. See Exhibit 2 to Form T-1.

          4. A copy of the existing bylaws of the trustee (Exhibit 3 to Form T-1, Registration No. 33-89756).

          5. Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

          7. A copy of the latest report of condition of the trustee as of the close of business on March 31, 1995, published pursuant to the requirements of its supervising or examining authority.

          8. Not applicable.

          9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, AmSouth Bank of Alabama, a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 14th day of June, 1995.

                                          AMSOUTH BANK OF ALABAMA

                                          By  /s/  CHARLES S. NORTHEN, IV
                                             -------------------------------
                                                Charles S. Northen, IV
                                               Assistant Vice President
                                              and Corporate Trust Officer

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          AMSOUTH BANK OF ALABAMA

                                          By  /s/  CHARLES S. NORTHEN, IV
                                              -----------------------------
                                                   Charles S. Northen, IV
                                                  Assistant Vice President
                                                and Corporate Trust Officer

Dated June 14, 1995

                                   EXHIBIT 7

AMSOUTH BANK OF ALABAMA                                          ST. BK: 01-0320
P.O. BOX 11007                                                        FFIEC: 031
BIRMINGHAM, AL 35288                                                 CERT: 02782

CALL DATE: 03/31/95

          CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
                STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                             (DOLLAR AMOUNTS IN
                                                                                 THOUSANDS)
                                             ASSETS
                                                                           RCFD
                                                                           -----
  1.  Cash and balances due from depository institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and currency and coin(1)...........  0081         552,196
      b. Interest-bearing balances(2)....................................  0071               0
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)......  1754       1,516,955
      b. Available-for-sale securities (from Schedule RC-B, column D)....  1773         259,940
  3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a. Federal funds sold..............................................  0276          29,650
      b. Securities purchased under agreements to resell.................  0277          44,825
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income       RCFD
                                                        -----
                                                        2122    6,416,999
      (from Schedule RC-C)............................
                                                        3123       83,740
      b. LESS: Allowance for loan and lease losses....
                                                        3128            0
      c. LESS: Allocated transfer risk reserve........
      d. Loans and leases, net of unearned income, allowance, and reserve
                                                                           2125       6,333,259
         (item 4.a minus 4.b and 4.c)....................................
  5.  Trading assets (from Schedule RC-D)................................  3545          10,490
  6.  Premises and fixed assets (including capitalized leases)...........  2145         157,130
  7.  Other real estate owned (from Schedule RC-M).......................  2150          15,312
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)...............................................  2130          13,302
  9.  Customers' liability to this bank on acceptances outstanding.......  2155           8,911
 10.  Intangible assets (from Schedule RC-M).............................  2143          48,441
 11.  Other assets (from Schedule RC-F)..................................  2160         135,440
 12.  Total assets (sum of items 1 through 11)...........................  2170       9,125,851

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                  (DOLLAR AMOUNTS
                                                                                   IN THOUSANDS)

                                           LIABILITIES
                                                                           RCON
                                                                           -----
 13.  Deposits:
      a. In domestic offices (sum of totals of columns A and C from
         Schedule RC-E, part I)..........................................  2200       6,809,852
                                                        RCON
                                                        -----
      (1) Noninterest-bearing(1)......................  6631    1,363,985
      (2) Interest-bearing............................  6636    5,445,867
                                                                           RCFN
                                                                           -----
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
      (from Schedule RC-E, part II)......................................  2200           6,746
                                                        RCFN
                                                        -----
      (1) Noninterest-bearing.........................  6631            0
      (2) Interest-bearing............................  6636        6,746
 14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
                                                                           RCFD
                                                                           -----
      a. Federal funds purchased.........................................  0278         871,833
      b. Securities sold under agreements to repurchase..................  0279         323,952
                                                                           RCON
                                                                           -----
 15.  a. Demand notes issued to the U.S. Treasury........................  2840          81,804
                                                                           RCFD
                                                                           -----
      b. Trading liabilities (from Schedule RC-D)........................  3548               0
 16.  Other borrowed money:
      a. With original maturity of one year or less......................  2332         166,707
      b. With original maturity of more than one year....................  2333           5,082
 17.  Mortgage indebtedness and obligations under capitalized leases.....  2910             182
 18.  Bank's liability on acceptances executed and outstanding...........  2920           8,911
 19.  Subordinated notes and debentures..................................  3200               0
 20.  Other liabilities (from Schedule RC-G).............................  2930          83,305
 21.  Total liabilities (sum of items 13 through 20).....................  2948       8,358,374
 22.  Limited-life preferred stock and related surplus...................  3282               0
                                         EQUITY CAPITAL
                                                                           RCFD
                                                                           -----
 23.  Perpetual preferred stock and related surplus......................  3838               0
 24.  Common stock.......................................................  3230          16,050
 25.  Surplus (exclude all surplus related to preferred stock)...........  3839         269,767
 26.  a. Undivided profits and capital reserves..........................  3632         480,378
      b. Net unrealized holding gains (losses) on available-for-sale
         securities......................................................  8434           1,282
 27.  Cumulative foreign currency translation adjustments................  3284               0
 28.  Total equity capital (sum of items 23 through 27)..................  3210         767,477
 29.  Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)......................................  3300       9,125,851

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                                 RCFD   NUMBER
                                                                                 -----  ------
                                          MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
      1994.....................................................................  6724      1

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1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.